UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) June 15, 2009
Martin Marietta Materials, Inc.

(Exact Name of Registrant as Specified in Its Charter)
North Carolina

(State or Other Jurisdiction of Incorporation)

1-12744	56-1848578

(Commission File Number)	(IRS Employer Identification No.)

2710 Wycliff Road, Raleigh, North Carolina	27607

(Address of Principal Executive Offices)	(Zip Code)
(919) 781-4550

(Registrant’s Telephone Number, Including Area Code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
On June 15, 2009, the Corporation announced that it has acquired three quarries plus the remaining 49% interest in an existing joint venture from CEMEX, Inc. The purchase price for the assets of the three quarries plus the 49% interest was $65 million. Based on 2008 results without synergies, this equates to a multiple of 6.8 times EBITDA. Estimated mineral reserves are 255 million tons.
The quarry operations are located at Fort Calhoun, Nebraska; Guernsey, Wyoming; and Milford, Utah. Guernsey and Milford are rail-connected quarries while Fort Calhoun ships material via barge on the Missouri River in addition to its local and long-haul truck market in Nebraska. The 49% interest purchased relates to the Granite Canyon, Wyoming, quarry where Martin Marietta is the operating manager.
The Corporation issued a press release on June 15, 2009, announcing the acquisition. The press release is filed as Exhibit 99.1 to this Report.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits
99.1	Press Release dated June 15, 2009, announcing the acquisition of three quarries plus the remaining 49% interest in an existing joint venture from CEMEX, Inc.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARTIN MARIETTA MATERIALS, INC.
(Registrant)
Date: June 15, 2009	By:	/s/ Anne H. Lloyd
Anne H. Lloyd,
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated June 15, 2009, announcing the acquisition of three quarries plus the remaining 49% interest in an existing joint venture from CEMEX, Inc.